UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2010

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1461, Minneapolis, Minnesota		55440
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 851-7000

901 – 3rd Avenue South, Minneapolis, Minnesota  55402

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

At the Annual Meeting of Stockholders held on February 18, 2010, the stockholders of The Valspar Corporation approved an amendment to the Corporation’s 2009 Omnibus Equity Plan, increasing the total number of shares reserved for issuance thereunder by 3,000,000 shares, to a total of 6,298,550 shares.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2010, Susan S. Boren and Richard L. White retired from the Board of Directors and from the Committees of the Board of Directors upon which they served (the Executive, Audit, Compensation and Nominating and Governance Committees in the case of Ms. Boren, and the Audit Committee in the case of Mr. White), in compliance with the Corporation’s Principles of Corporate Governance.

For purposes of the disclosures required under Item 5.02(e) of Form 8-K, the disclosures contained in Item 1.01 above are incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VALSPAR CORPORATION

Dated: February 23, 2010	/s/ Rolf Engh
	Name:	Rolf Engh
	Title:	Secretary